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EXHIBIT 11. COMPUTATION OF EARNINGS PER COMMON SHARE


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                                                     (Dollars in Thousands Except Per Share Data and Number of Shares)
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                                                        Weighted Average
Three-Month Periods Ended                               Number of Shares           Net                   Earnings Per
March 31,                                                  Outstanding           Income                  Common Share
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
1999                                                        10,091,721           $ 2,964                     $ 0.29
1998                                                        10,720,430             8,882                       0.83
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
Computation of weighted average number of common
and common equivalent shares:
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Three-Month Periods Ended March 31,                                               1999                  1998
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
Common shares outstanding beginning of the period                              10,091,721            10,727,322
Weighted average of the common
shares purchased and retired or reissued                                              -                  (6,892)
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Weighted average number of common shares                                       10,091,721            10,720,430
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